UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2019

SOUTH JERSEY INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-06364	22-1901645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ 08037
(Address of principal executive offices) (Zip Code)

(609) 561-9000
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock – $1.25 par value per share	SJI	New York Stock Exchange
5.625% Junior Subordinated Notes due 2079	SJIJ	New York Stock Exchange
Corporate Units	SJIU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On September 27, 2019, Elizabethtown Gas Company (the “Company”), an indirect wholly-owned subsidiary of South Jersey Industries, Inc., entered into a Bond Purchase Agreement between the Company and the purchasers named therein (the “Bond Purchase Agreement”) which provides for the Company to issue a series of first mortgage bonds in an aggregate principal amount of $145,000,000 (the “Series 2019A Bonds”), in four Tranches, as follows: (a) 2.84% First Mortgage Bonds, Series 2019A-1, due September 27, 2029 in the aggregate principal amount of $40,000,000 (the “Series 2019A-1 Bonds”), which were issued on September 27, 2019; (b) 2.84% First Mortgage Bonds, Series 2019A-2, due October 29, 2029 in the aggregate principal amount of $35,000,000 (the “Series 2019A-2 Bonds”); (c) 2.94% First Mortgage Bonds, Series 2019A-3, due November 26, 2031 in the aggregate principal amount of $25,000,000 (the “Series 2019A-3 Bonds”); and (d) 2.94% First Mortgage Bonds, Series 2019A-4, due December 27, 2031 in the aggregate principal amount of $45,000,000 (the “Series 2019A-4 Bonds”).

The Series 2019A Bonds were issued under that First Mortgage Indenture dated as of July 2, 2018 (as previously supplemented and amended, the “Indenture”) between the Company and Wilmington Trust, National Association, as Trustee (the “Trustee”), as supplemented by that Second Supplemental Indenture dated as of September 27, 2019 between the Company and the Trustee (the “Second Supplement).

The $40,000,000 principal amount of Series 2019A-1 Bonds were issued on September 27, 2019, are due and payable on September 27, 2029 and bear interest at the rate of 2.84% per annum, payable semiannually on March 27 and September 27 of each year, commencing on March 27, 2020. The proceeds from the sale of the Series 2019A-1 Bonds will used for general corporate purposes. The Company expects to issue the remaining Series 2019A Bonds as follows: (a) the Series 2019A-2 Bonds on October 29, 2019; (b) the Series 2019A-3 on November 26, 2019; and (c) the Series 2019A-4 Bonds on December 27, 2019.

The Company may prepay, at any time or from time to time, all or any portion of the Series 2019A Bonds, in an amount not less than 5% of the aggregate principal amount of all of the Series 2019A Bonds then outstanding in the case of a partial prepayment, together with interest accrued thereon to the date of such prepayment as well as a “make-whole amount” to be calculated as provided in the Bond Purchase Agreement; provided, however, that the Company may prepay the Series 2019A-1 Bonds without paying the make-whole amount beginning on June 27, 2029 .

The Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest and the breach of other agreements in the Indenture. Generally, if an event of default occurs and is not cured within the time period specified, the Trustee or the holders of at least 25% in principal amount of the first mortgage bonds then outstanding under the Indenture (including the Series 2019A Bonds, the “Bonds”) may declare all the outstanding Bonds to be due and payable immediately. The Second Supplement also made certain changes to the Indenture regarding events of default and amounts payable in the event the Bonds become due and payable by acceleration prior to their scheduled payment dates.

A copy of the Second Supplement (including forms of each of the four Tranches of Series 2019A Bonds), and the Bond Purchase Agreement are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01. The foregoing summaries of the Second Supplement (including the forms of each of the four Tranches of Series 2019A Bonds) and the Bond Purchase Agreement are qualified in their entirety by reference to the text of such documents filed herewith.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

4.1
Second Supplemental Indenture, dated as of September 27, 2019, between Elizabethtown Gas Company and Wilmington Trust, National Association, as Trustee, including forms of the Series 2019A-1 Bonds, the Series 2019A-2 Bonds, the Series 2019A-3 Bonds and the Series 2019A-4 Bonds.

10.1	Bond Purchase Agreement, dated as of September 27, 2019, between Elizabethtown Gas Company and the purchasers listed therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Dated: October 2, 2019	By:	/s/ Cielo Hernandez
Name: Cielo Hernandez Title: Senior Vice President & Chief Financial Officer